Exhibit 10.1

AMENDMENT NO. 1

TO

FORBEARANCE AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Forbearance Agreement, dated December 9, 2024 (the “Forbearance Agreement”), is made and entered into effective as of January 31, 2025 (the “Effective Date”) by and among NextTrip Holdings, Inc. (“Holdings”) via William Kerby, in his capacity as the representative of Holdings shareholders (the “Holdings Representative”), and NextTrip, Inc. (the “Company”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Forbearance Agreement.

RECITALS

WHEREAS, the Company and Holdings entered into the Forbearance Agreement whereby Holdings agreed to forbear from exercising certain of its rights and remedies under that certain Share Exchange Agreement, dated October 12, 2023, by and among the Company, Holdings, NextTrip Group, LLC (the sole stockholder of Holdings), and the Holdings Representative;

WHEREAS, the Company and Holdings now desire to amend the terms of the Forbearance Agreement as set forth below; and

WHEREAS, pursuant to Section 6 of the Forbearance Agreement, no amendment or modification of any provision of the Forbearance Agreement shall be effective without the written agreement of the Company and Holdings.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Section 1 of the Forbearance Agreement. The definition of “Forbearance Expiration Date” set forth in Section 1 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

““Forbearance Expiration Date” shall mean the earlier to occur of (i) any Forbearance Default and (ii) March 31, 2025.”

2. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law provisions of the State of Delaware or any other state.

3. No Further Modifications. Except as specifically amended by this Amendment, all of the terms, covenants, and provisions of the Forbearance Agreement shall remain in full force and effect in accordance with their respective terms. Except as expressly modified by this Amendment, the Forbearance Agreement is hereby ratified and confirmed in all respects. In the event of any inconsistency between the provisions of the Forbearance Agreement and this Amendment, the terms of this Amendment shall control.

4. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Holdings have executed this Amendment No. 1 to Forbearance Agreement as of the Effective Date.

COMPANY:

NextTrip, Inc.,

By:	/s/ Frank Orzechowski
Frank Orzechowski, Chief Financial Officer

HOLDINGS:

NextTrip Holdings, Inc.

By:	/s/ William Kerby
William Kerby, Shareholders Representative

[Signature Page to Amendment No. 1 to Forbearance Agreement]